Exhibit 99.1

Engility Announces Proposed Offering of $380 Million Senior Notes

CHANTILLY, VA – August 2, 2016 - Engility Holdings, Inc. (NYSE: EGL) (the “Company”) today announced its intent, subject to market and other customary conditions, to offer, in a private placement, $380 million aggregate principal amount of senior notes due 2024 (collectively, the “Notes”) of Engility Corporation.

Offering of Senior Notes

The Notes will be issued by Engility Corporation, an indirect wholly owned subsidiary of the Company, and initially will be guaranteed by the Company and certain of the Company’s wholly owned domestic subsidiaries. Additionally, the Company expects to enter into definitive documentation pursuant to which, among other things, Engility Corporation would incur up to $800 million in term loans and enter into a new $165 million revolving credit facility due 2021 (the “new credit facility”). The Company intends to use the net proceeds from the offering, together with borrowings under the new credit facility, to repay in full all of its outstanding indebtedness, including any premiums, fees and expenses in connection therewith, with any remaining proceeds to be used for general corporate purposes. There can be no assurance that the offering of the Notes and the entry into the new credit facility will be consummated.

The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Engility

Engility Holdings, Inc. (NYSE: EGL), a leading provider of mission-critical and highly technical services to the U.S. government, is engineered to make a difference. Built on a five-decade commitment to our customers and our country, Engility delivers world-class performance, efficiency and value in a broad range of services, including engineering and technology life cycle support, program and business support and specialized technical consulting. Headquartered in Chantilly, Virginia, and with offices around the world, Engility supports customers throughout the defense, intelligence, space, federal civilian and international communities, drawing on our intimate understanding of customer needs, our deep domain expertise and our highly skilled employees to develop and deliver on-target solutions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated offering of the notes and the entry into the new credit facility. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2015, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media:	Investor Relations:

Eric Ruff	Dave Spille

Engility Holdings, Inc.	Engility Holdings, Inc.

(703) 375-6463	(703) 375-4221

eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com